EXHIBIT 10.3
LOCK-UP AGREEMENT
March ___, 2006
Purchasers referred to below:

Re:	Securities Purchase Agreement dated March ___, 2006 (the “Agreement”) by and among, CytRx Corporation, (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and collectively referred to as the “Purchasers”)
Ladies and Gentlemen:
     Defined terms not otherwise defined herein (the “Letter Agreement”) shall have the meanings set forth in the Agreement. Pursuant to Section 2.2(a) of the Agreement and in satisfaction of a condition of the Purchasers’ obligations under the Agreement, the undersigned irrevocably agrees with the Purchasers that, from the date hereof until the 12 month anniversary of the Effective Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”), except (a) with the prior written consent of the Purchasers holding 75% or more of the Securities issued pursuant to the Agreement or (b) in connection with a Permitted Transfer (as defined below). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, during the Restriction Period the Company will impose irrevocable stop-transfer instructions preventing the transfer agent from effecting any actions in violation of this agreement. Notwithstanding the foregoing, the undersigned may transfer all or any portion of the Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or his immediate family, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and (iii) pursuant to a merger or consolidation of the Company with or into another corporation or other entity, or a third-party tender offer or exchange offer extended to all of the stockholders of the Company ((i), (ii) and (iii), each a “Permitted Transfer”).

     The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to the Purchasers to complete the transaction contemplated by the Agreement and that the Purchasers (which shall be third party beneficiaries of this letter agreement) and the Company shall be entitled to specific performance of my obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Agreement.
     This letter agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the undersigned, and the Purchasers holding 75% or more of the Securities issued pursuant to the Agreement. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. The undersigned hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this letter does not intend to create any relationship between the undersigned and the Purchasers and that the Purchasers are not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this letter.
     By its signature below, the Company’s transfer agent hereby acknowledges and agrees that it has placed an irrevocable stop transfer instruction on the Securities owned by the undersigned and listed on Schedule 1 attached hereto. The only obligation of the transfer agent shall be to maintain the stop transfer orders on the certificates listed on such schedule until the end of the Restriction Period. This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.
*** SIGNATURE PAGE FOLLOWS***

     This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company
Address for Notice:

Number of shares of Common Stock

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities
     By signing below, the Company agrees to enforce the restrictions on transfer set forth in this letter agreement.
CYTRX CORPORATION

By:	/s/ MATTHEW NATALIZIO Name: Matthew Natalizio Title: Chief Financial Officer
Acknowledged and agreed to
as of the date set forth above:
AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

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